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Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

        We consent to the use of our report dated March 13, 2014 with respect to the consolidated balance sheets of Inland Diversified Real Estate Trust, Inc. as of December 31, 2013 and 2012, and the related consolidated statements of operations and other comprehensive income, equity, and cash flows for each of the years in the three-year period ended December 31, 2013, and the related financial statement schedule III, included herein and to the reference to our firm under the heading "Experts" in the joint proxy statement/prospectus. Our report dated March 13, 2014 contains an emphasis of a matter paragraph that states on February 9, 2014, Inland Diversified Real Estate Trust, Inc. entered into an agreement and plan of merger, which is subject to a number of closing conditions.

/s/ KPMG LLP

Chicago, Illinois
April 28, 2014

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  Exhibit 23.4
Consent of Independent Registered Public Accounting Firm